UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 6, 2007

AMERICAN PACIFIC CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-8137	59-6490478

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada (Address of Principal Executive Offices)		89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 735-2200

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-4.2
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
Senior Unsecured Notes
On February 6, 2007, American Pacific Corporation, a Delaware corporation (the “Company”), issued and sold $110,000,000 aggregate principal amount of 9.0% Senior Notes due February 1, 2015 (the “Notes”) pursuant to the terms of a previously disclosed Purchase Agreement, dated January 30, 2007 (the “Purchase Agreement”), by and among the Company, certain of its subsidiaries (the “Guarantors”) and Wachovia Capital Markets, LLC (the “Initial Purchaser”). A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
The Notes accrue interest at a rate per annum equal to 9.0%, to be payable semi-annually in arrears on each February 1 and August 1, beginning on August 1, 2007.
The Notes are guaranteed on a senior unsecured basis by all of the Company’s existing and future material U.S. subsidiaries (the “Guarantees”). The Notes and Guarantees are senior unsecured obligations for the Company and the Guarantors and are:
•	ranked equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness;

•	ranked senior in right of payment to all of the Company’s and the Guarantors’ existing and future senior subordinated and subordinated indebtedness;

•	effectively junior to the Company’s and the Guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt; and

•	structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the Company’s subsidiaries that do not guarantee the Notes.
The Notes may be redeemed, in whole or in part, under the following circumstances:
•	at any time prior to February 1, 2011 at a price equal to 100% of the purchase amount of the Notes plus a “make-whole” premium as defined in the indenture;

•	at any time on or after February 1, 2011 at redemption prices beginning at 104.5% and reducing to 100% by February 1, 2013; and

•	until February 1, 2010, the Company may redeem up to 35% of the principal amount of the Notes with the proceeds of certain sales of its equity securities.
In addition, if the Company experiences certain changes of control, the Company must offer to purchase the Notes at 101% of their aggregate principal amount, plus accrued interest. The form of the Note is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
The Notes were issued pursuant to an Indenture, dated as of February 6, 2007 (the “Indenture”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee. The Indenture contains certain covenants limiting, subject to exceptions, carve-outs and qualifications, the ability of the Company and its restricted subsidiaries to:
•	incur additional debt;

•	pay dividends or make other restricted payments;

•	create liens on assets to secure debt;

•	incur dividend or other payment restrictions with regard to restricted subsidiaries;

•	transfer or sell assets;

•	enter into transactions with affiliates;

•	enter into sale and lease back transactions;

•	create an unrestricted subsidiary;

•	enter into certain business activities; or

•	effect a consolidation, merger or sale of all or substantially all of the Company’s assets.
The Indenture also contains certain customary events of default. A copy of the Indenture is filed as Exhibit 4.2 hereto and is incorporated herein by reference.
In connection with the closing of the sale of the Notes, on February 6, 2007, the Company and the Guarantors entered into a Registration Rights Agreement with the Initial Purchaser (the “Registration Rights Agreement”). The Company and the Guarantors agreed to use their reasonable best efforts to:
•	file a registration statement with respect to an offer to exchange the Notes for notes that have substantially identical terms as the Notes and are registered under the Securities Act of 1933, as amended (the “Securities Act”);

•	cause the registration statement to become effective within 210 days after the closing; and

•	consummate the exchange offer within 240 days after the closing.
If the Company cannot effect an exchange offer within the time periods listed above, the Company has agreed to file a shelf registration statement for the resale of the Notes. If the Company does not comply with certain of its obligations under the Registration Rights Agreement (a “Registration Default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for any subsequent 90 day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year. If the Company corrects the Registration Default, the interest rate on the Notes will revert immediately to the original rate. A copy of the Registration Rights Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
The Notes have not been registered under the Securities Act, and were sold to the Initial Purchaser in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act. The Initial Purchaser resold the Notes to qualified institutional buyers and non-U.S. purchasers under Rule 144A and Regulation S under Securities Act.
Revolving Credit Facility
On February 6, 2007, the Company entered into an Amended and Restated Credit Agreement among the Company, as borrower, the domestic subsidiaries of the Company party thereto, as guarantors, the lenders parties thereto, Wachovia Bank, National Association, as administrative agent, and Bank of America, N.A., as syndication agent, which provides a secured revolving credit facility in an aggregate principal amount of up to $20.0 million (the “Revolving Credit Facility”) with an initial maturity in 5 years. The Company may prepay and terminate the Revolving Credit Facility at any time. The annual interest rates applicable to loans under the Revolving Credit Facility will be at the Company’s option, the Alternate Base Rate or LIBOR Rate (each as defined in the Revolving Credit Facility) plus, in each case, an applicable margin. The applicable margin will be tied to the Company’s Total Leverage Ratio (as defined in the Revolving Credit Facility). In addition, the Company will pay commitment fees, other fees related to the issuance and maintenance of the letters of credit, and certain agency fees.

The Revolving Credit Facility is guaranteed by and secured by substantially all of the assets of the Company’s current and future domestic subsidiaries, subject to certain exceptions as set forth in the Revolving Credit Facility. The Revolving Credit Facility contains certain negative covenants restricting and limiting the ability of the Company and its subsidiaries to, among other things:
•	incur debt, incur contingent obligations and issue certain types of preferred stock;

•	create liens;

•	pay dividends, distributions or make other specified restricted payments;

•	make certain investments and acquisitions;

•	enter into certain transactions with affiliates;

•	enter into sale and leaseback transactions; and

•	merge or consolidate with any other entity or sell, assign, transfer, lease, convey or otherwise dispose of assets.
Financial covenants under the Revolving Credit Facility include quarterly requirements for Total Leverage Ratio of less than or equal to 5.25 to 1.00, and Interest Coverage Ratio of at least 2.50 to 1.00. The Revolving Credit Facility also contains usual and customary events of default (subject to certain threshold amounts and grace periods). If an event of default occurs and is continuing, the Company may be required to repay the obligations under the Revolving Credit Facility prior to its stated maturity and the related commitments may be terminated.
A copy of the Revolving Credit Facility is filed as Exhibit 10.3 hereto and is incorporated herein by reference.
Use of Proceeds
The net proceeds from the issuance of the Notes were used to:
•	repay all outstanding principal and interest on the Company’s first lien term loan and terminate the related commitment;

•	repay all outstanding principal and interest, including a pre-payment penalty of approximately $0.4 million, on the Company’s second lien term loan and terminate the related commitment;

•	fund an earnout payment of $6.0 million due to GenCorp Inc. related to the Company’s acquisition of its fine chemicals business; and

•	fund a negotiated early retirement of a subordinated seller note and accrued interest due to GenCorp Inc. at a discount from the stated amount of the note.
Certain Relationships
The Initial Purchaser and its affiliates have provided in the past and may provide in the future, investment banking, commercial lending and financial advisory services to the Company and its affiliates. The Initial Purchaser was the sole lead arranger and sole book runner on the Company’s former $75.0 million first lien credit facility and $20.0 million second lien credit facility. The first lien credit facility was amended and restated and the second lien credit facility was re-paid in full and terminated in connection with the offering of the Notes. In addition, Wachovia Bank, National Association, an affiliate of the Initial Purchaser, acted as administrative agent under each of those credit facilities, for which it received customary fees. In addition, the Initial Purchaser was a lead arranger for the Company’s Revolving Credit Facility, and Wachovia Bank, National Association is a lender and acts as administrative agent thereunder. The Initial Purchaser and Wachovia Bank, National Association will receive customary fees for their services in such capacities.
Bank of America, N.A. (“BofA”) and its affiliates have provided in the past and may provide in the future, investment banking, commercial lending and financial advisory services to the Company and its affiliates. BofA acted as syndication agent under the Company’s former first lien credit facility and second lien credit facility, for which it received customary fees. In connection with our former first lien credit facility and second lien credit facility, in May 2006 we also entered into two interest rate swap agreements with BofA for the purpose of hedging a portion of our exposure to changes in variable rate interest on those credit facilities. BofA will receive customary fees for its services as syndication agent under the Revolving Credit Facility. Banc of America Securities LLC, an affiliate of BofA, acted as co-lead arranger for the Revolving Credit Facility, and received customary fees in connection therewith.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 hereof is incorporated herein by reference.
Item 8.01 Other Events.
The Company’s press release, dated February 6, 2007, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Form of 9% Senior Note due 2015 (attached as Exhibit A to the Indenture filed herewith as Exhibit 4.2 and incorporated herein by reference).

4.2	Indenture, dated as of February 6, 2007, by and among American Pacific Corporation, certain subsidiaries thereof and Wells Fargo Bank, National Association, as trustee.

10.1	Purchase Agreement, dated January 30, 2007, by and among American Pacific Corporation, certain subsidiaries thereof and Wachovia Capital Markets, LLC.

10.2	Registration Rights Agreement, dated as of February 6, 2007, by and among American Pacific Corporation, certain subsidiaries thereof and Wachovia Capital Markets, LLC.

10.3	Amended and Restated Credit Agreement, dated as of February 6, 2007, by and among American Pacific Corporation, certain subsidiaries thereof, the lenders party thereto, Wachovia Bank, National Association and Bank of America N.A.

99.1	Press release dated February 6, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: February 6, 2007	By:	/s/ John R. Gibson
John R. Gibson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 9% Senior Note due 2015 (attached as Exhibit A to the Indenture filed herewith as Exhibit 4.2 and incorporated herein by reference).

4.2	Indenture, dated as of February 6, 2007, by and among American Pacific Corporation, certain subsidiaries thereof and Wells Fargo Bank, National Association.

10.1	Purchase Agreement, dated January 30, 2007, by and among American Pacific Corporation, certain subsidiaries thereof and Wachovia Capital Markets, LLC.

10.2	Registration Rights Agreement, dated as of February 6, 2007, by and among American Pacific Corporation, certain subsidiaries thereof and Wachovia Capital Markets, LLC.

10.3	Amended and Restated Credit Agreement, dated as of February 6, 2007, by and among American Pacific Corporation, certain subsidiaries thereof, the lenders party thereto, Wachovia Bank, National Association and Bank of America N.A.

99.1	Press release dated February 6, 2007.